                                                                    EXHIBIT M.4.
                      OMNIBUS ACCOUNT SERVICES AGREEMENT

                                UAM FUNDS, INC.
                                UAM FUNDS TRUST


AGREEMENT entered into as of _________________, by and between UAM Funds, Inc. and UAM Funds Trust (collectively, the "Funds"), various investment advisers to such Funds (the "Adviser"), and _______________________ ("Service Provider").

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

Client-shareholders shall mean those clients of Service Provider who maintain an
-------------------
interest in an omnibus account with the Funds registered in the name of "____________" and who receive services from Service Provider under this Agreement.

Funds - See attached list.
-----

In consideration of the mutual covenants herein contained, the parties agree as follows:

1. Service Provider agrees to perform certain services for the Client-shareholders as more particularly set forth below. Service Provider represents and warrants that it has, and will continue at all times to have, the necessary facilities, equipment and personnel to perform its services hereunder in a businesslike and competent manner; systems to comply with any applicable laws, rules and regulations related to the services to be provided under this Agreement, including the maintenance and preservation of all records and registrations required by any applicable laws, rules and regulations.

2. Service Provider represents and warrants that all Client-shareholders are aware that they are transacting business with Service Provider and not the Funds, and that they will look only to Service Provider and not the Funds for resolution of problems or discrepancies in their accounts. Service Provider represents and warrants that it is registered or not required to be registered as either a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") or a transfer agent pursuant to Section 17A of the Exchange Act. Service Provider further represents and warrants that neither it nor any of its affiliates is, or during the term of this Agreement will become, a "fiduciary" as that term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or in Section 3(21)(A) of the Employee Retirement Income Security Act of 1974, as amended, with respect to any investment in the Funds which may be subject to such Sections, or if we are a fiduciary, our receipt of compensation pursuant to this Agreement will not violate federal law.

3. Service Provider agrees that it will establish with the Funds one or more omnibus accounts registered in Service Provider's name for Client-shareholders in the Funds, and will perform various services for Client-shareholders in those accounts, including without limitation: establishing and maintaining records of Client-shareholders' accounts; processing purchase and redemption transactions; confirming Client-shareholder transactions; delivering prospectuses to new shareholders upon confirmation of purchase order; delivery of shareholder reports and proxies to shareholders; answering routine client inquiries regarding the Funds; assisting clients in changing dividend options, account designations and addresses; withholding taxes on non-resident alien accounts; disbursing income dividends and capital gains distributions; reinvesting dividends and distributions; preparing and delivering to Client-shareholders and state and federal authorities, including the United States Internal Revenue Service, such information respecting dividends and distributions paid by the Funds as may be required by law, rule or regulation; withholding on dividends and distributions as may be required by state or federal authorities from time to time; and such other services as the Funds may reasonably request. Service Provider will transmit to each Fund each business day by 4:00 p.m. EST purchase or redemption orders reflecting purchase, redemption and exchange orders received by it that business day for Client-shareholders.

4. Service Provider may maintain all historical Client-shareholder records consistent with requirements of all applicable laws, rules and regulations. Upon the request of the Funds, Service Provider shall provide copies of written communications regarding the Funds to or from such Client-shareholders, and other materials. Service Provider shall make available (if requested) to the Funds, records or communications necessary to determine the number of Client-shareholders in each Service Provider's omnibus account, states of residence for each shareholder, and the number of shares held by each. If, at any time, the Funds determine that Service Provider's practices, procedures or controls are inadequate, written notice of such inadequacy shall be given to Service Provider, and Service Provider shall have 15 days plus any additional time which the Funds may provide to correct its practices, procedures or controls. In the event such practices, procedures or controls are not adequately corrected by Service Provider, the Funds shall have the right to immediately terminate this Agreement. Nothing in this Agreement shall impose upon the Funds the obligation to review Service Provider's practices, procedures and controls.

5. The official records of transactions of Service Provider's omnibus account and the number of shares in such omnibus accounts shall be as determined by the Funds. Service Provider shall be solely responsible for any discrepancies between its omnibus accounts and the Client-shareholder accounts and for the maintenance of all records regarding the Client-shareholders, the Client-shareholders' transactions and the Client-shareholders' interests in the omnibus accounts.

6. Service Provider is solely responsible for the reconciliation of customer accounts with its omnibus account at the Funds. If any such reconciliation indicates any unexplained reconciling item or items, the Funds agree to assist Service Provider in resolving any discrepancies.

7. The Funds will have the sole authority and responsibility under this Agreement for countersigning securities of the Funds, monitoring the issuance of securities of the Funds with a view to preventing unauthorized issuance, registering the transfer of securities of the Funds, exchanging or converting securities of the Funds or transferring record ownership of securities of the Funds by bookkeeping entry without physical issuance of securities certificates of the Funds. While Service Provider will provide the services to its Client-shareholders as described in this Agreement, Service Provider will not engage in countersigning securities of the Funds, monitoring the issuance of securities of the Funds with a view to preventing unauthorized issuance, registering the transfer of securities of the Funds, exchanging or converting securities of the Funds, or transferring record ownership of securities of the Funds by bookkeeping entry without physical issuance of securities certificates of the Funds.

8. The Funds represent and warrant that they will not use any information relating to Client-shareholders received pursuant to this Agreement to solicit or otherwise attempt to sell products to Client-shareholders.

9. For the services and facilities described in this Agreement, the Funds and Adviser(s) will pay a fee to Service Provider after the end of each month at the annual rate applicable to the average aggregate daily net asset value of shares of the Funds in the accounts for which Service Provider provides services. The initial terms, conditions and amounts of such payments are set forth in Schedule A attached hereto.

     In computing Service Provider's fee, one-twelfth of the applicable fee rate set forth in Schedule A shall be applied to the average aggregate daily net asset value of shares of the applicable Funds in accounts for which Service Provider provides services for the month in question. Each month's fee shall be determined independently of every other month's fee. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month.

     Except as otherwise agreed in writing with the Funds with respect to specific expenditures by Service Provider, Service Provider shall be solely responsible for all costs and expenses of providing services under this Agreement.

     The parties to this Agreement recognize and agree that all payments made under this Agreement represent compensation for the administrative services contained herein only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Fund's shares.

10. With regard to all the services provided to its Client-shareholders by Service Provider, Service Provider is an independent contractor, is solely responsible for its actions or inactions, and is not and does not have authority to act as agent of the Funds. Service Provider is solely responsible to its Client-shareholders and agrees that at all times, including after termination of this Agreement, it will be responsible for all complaints and inquiries from its Client-shareholders relating to Service Provider's actions or inactions under this Agreement or relating to the Client-shareholders' accounts during the period in which this Agreement was in effect.

11. The Funds will be responsible for any loss, claim, demand or liability arising from a material error or omission contained in the Funds' prospectuses provided that the error or omission was not a result of information provided by Service Provider. Service Provider shall indemnify and hold each officer, employee and agent of each Fund harmless from and against any and all losses arising out of any action taken or omitted to be taken by Service Provider pursuant to this Agreement and resulting from Service Provider's breach of this Agreement, willful misconduct or negligence. This paragraph shall survive the termination of the Agreement.

12. Service Provider shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities (if applicable).

13. Service Provider acknowledges that the Funds may enter into similar agreements with others without the consent of Service Provider.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby.

15. This Agreement supersedes all prior services agreements between the parties relating to the Funds.

16. This Agreement shall become effective as of the date it is accepted by Service Provider, and will continue in effect until terminated in writing upon sixty (60) days prior notice by either party to the other; provided, that Service Provider shall be entitled to receive all fees it has earned up to and including the effective date of the termination.

17. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

18. Whenever notice is required under this Agreement, it shall be given in writing by registered mail to the Funds c/o UAM Fund Services, Inc., 211 Congress Street, Boston, MA 02110; and to Service Provider at ___________.


19. The duties and obligations of the parties herein may not be assigned by a party without the prior written consent of the other party.

20. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall be deemed one and the same document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and their respective corporate seals to be affixed as of the date first above written by their respective officers hereunto duly authorized.

ATTEST:                           UAM FUNDS, INC.
                                  UAM FUNDS TRUST

By:____________________________   By:_____________________________
Name:__________________________   Name:___________________________
Date:__________________________   Date:___________________________


ATTEST:                           ___________________[ADVISER]


By:____________________________   By:______________________________
Name:__________________________   Name:____________________________
Date:__________________________   Date:____________________________


ATTEST:                           ___________________[SERVICE PROVIDER]


By:____________________________   By:______________________________
Name:__________________________   Name:____________________________
Date:__________________________   Date:____________________________

                      OMNIBUS ACCOUNT SERVICES AGREEMENT


LIST OF PARTICIPATING FUNDS:
---------------------------

                      OMNIBUS ACCOUNT SERVICES AGREEMENT
                                  SCHEDULE A



Fee payable to Service Provider is based upon the average aggregate daily net asset value of shares of the Funds included in this Agreement and shall be in the following amount: $__________.

                      OMNIBUS ACCOUNT SERVICES AGREEMENT

                                UAM FUNDS, INC.
                                UAM FUNDS TRUST


AGREEMENT entered into as of _________________, by and between UAM Funds, Inc. and UAM Funds Trust (collectively, the "Funds") and _______________________ ("Service Provider").

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

Client-shareholders shall mean those clients of Service Provider who maintain an
-------------------
interest in an omnibus account with the Funds registered in the name of "____________" and who receive services from Service Provider under this Agreement.

Funds - See attached list.
-----

In consideration of the mutual covenants herein contained, the parties agree as follows:

1. Service Provider agrees to perform certain services for the Client-shareholders as more particularly set forth below. Service Provider represents and warrants that it has, and will continue at all times to have, the necessary facilities, equipment and personnel to perform its services hereunder in a businesslike and competent manner; systems to comply with any applicable laws, rules and regulations related to the services to be provided under this Agreement, including the maintenance and preservation of all records and registrations required by any applicable laws, rules and regulations.

2. Service Provider represents and warrants that all Client-shareholders are aware that they are transacting business with Service Provider and not the Funds, and that they will look only to Service Provider and not the Funds for resolution of problems or discrepancies in their accounts. Service Provider represents and warrants that it is registered or not required to be registered as either a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") or a transfer agent pursuant to Section 17A of the Exchange Act. Service Provider further represents and warrants that neither it nor any of its affiliates is, or during the term of this Agreement will become, a "fiduciary" as that term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or in Section 3(21)(A) of the Employee Retirement Income Security Act of 1974, as amended, with respect to any investment in the Funds which may be subject to such Sections.

3. Service Provider agrees that it will establish with the Funds one or more omnibus accounts registered in Service Provider's name for Client-shareholders in the Funds, and will perform various services for Client-shareholders in those accounts, including without limitation: establishing and maintaining records of Client-shareholders' accounts; processing purchase and redemption transactions; confirming Client-shareholder transactions; delivering prospectuses to new shareholders upon confirmation of purchase order; delivery of shareholder reports and proxies to shareholders; answering routine client inquiries regarding the Funds; assisting clients in changing dividend options, account designations and addresses; withholding taxes on non-resident alien accounts; disbursing income dividends and capital gains distributions; reinvesting dividends and distributions; preparing and delivering to Client-shareholders and state and federal authorities, including the United States Internal

     Revenue Service, such information respecting dividends and distributions paid by the Funds as may be required by law, rule or regulation; withholding on dividends and distributions as may be required by state or federal authorities from time to time; and such other services as the Funds may reasonably request. Service Provider will transmit to each Fund each business day by 4:00 p.m. EST purchase or redemption orders reflecting purchase, redemption and exchange orders received by it that business day for Client-shareholders.

4. Service Provider may maintain all historical Client-shareholder records consistent with requirements of all applicable laws, rules and regulations. Upon the request of the Funds, Service Provider shall provide copies of written communications regarding the Funds to or from such Client-shareholders, and other materials. Service Provider shall make available (if requested) to the Funds, records or communications necessary to determine the number of Client-shareholders in each Service Provider's omnibus account, states of residence for each shareholder, and the number of shares held by each. If, at any time, the Funds determine that Service Provider's practices, procedures or controls are inadequate, written notice of such inadequacy shall be given to Service Provider, and Service Provider shall have 15 days plus any additional time which the Funds may provide to correct its practices, procedures or controls. In the event such practices, procedures or controls are not adequately corrected by Service Provider, the Funds shall have the right to immediately terminate this Agreement. Nothing in this Agreement shall impose upon the Funds the obligation to review Service Provider's practices, procedures and controls.

5. The official records of transactions of Service Provider's omnibus account and the number of shares in such omnibus accounts shall be as determined by the Funds. Service Provider shall be solely responsible for any discrepancies between its omnibus accounts and the Client-shareholder accounts and for the maintenance of all records regarding the Client-shareholders, the Client-shareholders' transactions and the Client-shareholders' interests in the omnibus accounts.

6. Service Provider is solely responsible for the reconciliation of customer accounts with its omnibus account at the Funds. If any such reconciliation indicates any unexplained reconciling item or items, the Funds agree to assist Service Provider in resolving any discrepancies.

7. The Funds will have the sole authority and responsibility under this Agreement for countersigning securities of the Funds, monitoring the issuance of securities of the Funds with a view to preventing unauthorized issuance, registering the transfer of securities of the Funds, exchanging or converting securities of the Funds or transferring record ownership of securities of the Funds by bookkeeping entry without physical issuance of securities certificates of the Funds. While Service Provider will provide the services to its Client-shareholders as described in this Agreement, Service Provider will not engage in countersigning securities of the Funds, monitoring the issuance of securities of the Funds with a view to preventing unauthorized issuance, registering the transfer of securities of the Funds, exchanging or converting securities of the Funds, or transferring record ownership of securities of the Funds by bookkeeping entry without physical issuance of securities certificates of the Funds.

8. The Funds represent and warrant that they will not use any information relating to Client-shareholders received pursuant to this Agreement to solicit or otherwise attempt to sell products to Client-shareholders.

9. For the services and facilities described in this Agreement, the Funds will pay a fee to Service Provider after the end of each month at the annual rate applicable to the average aggregate daily net asset value of shares of the Funds in the accounts for which Service Provider provides services. The initial terms, conditions and amounts of such payments are set forth in Schedule A attached hereto.

     In computing Service Provider's fee, one-twelfth of the applicable fee rate set forth in Schedule A shall be applied to the average aggregate daily net asset value of shares of the applicable Funds in accounts for which Service Provider provides services for the month in question. Each month's fee shall be determined independently of every other month's fee. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month.

     Except as otherwise agreed in writing with the Funds with respect to specific expenditures by Service Provider, Service Provider shall be solely responsible for all costs and expenses of providing services under this Agreement.

     The parties to this Agreement recognize and agree that all payments made under this Agreement represent compensation for the administrative services contained herein only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Fund's shares.

10. With regard to all the services provided to its Client-shareholders by Service Provider, Service Provider is an independent contractor, is solely responsible for its actions or inactions, and is not and does not have authority to act as agent of the Funds. Service Provider is solely responsible to its Client-shareholders and agrees that at all times, including after termination of this Agreement, it will be responsible for all complaints and inquiries from its Client-shareholders relating to Service Provider's actions or inactions under this Agreement or relating to the Client-shareholders' accounts during the period in which this Agreement was in effect.

11. The Funds will be responsible for any loss, claim, demand or liability arising from a material error or omission contained in the Funds' prospectuses provided that the error or omission was not a result of information provided by Service Provider. Service Provider shall indemnify and hold each officer, employee and agent of each Fund harmless from and against any and all losses arising out of any action taken or omitted to be taken by Service Provider pursuant to this Agreement and resulting from Service Provider's breach of this Agreement, willful misconduct or negligence. This paragraph shall survive the termination of the Agreement.

12. Service Provider shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities (if applicable).

13. Service Provider acknowledges that the Funds may enter into similar agreements with others without the consent of Service Provider.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby.

15. This Agreement supersedes all prior services agreements between the parties relating to the Funds.

16. This Agreement shall become effective as of the date it is accepted by Service Provider, and will continue in effect until terminated in writing upon sixty (60) days prior notice by either party to the other; provided, that Service Provider shall be entitled to receive all fees it has earned up to and including the effective date of the termination.

17. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

18. Whenever notice is required under this Agreement, it shall be given in writing by registered mail to the Funds c/o UAM Fund Services, Inc., 211 Congress Street, Boston, MA 02110; and to Service Provider at ___________.

19. The duties and obligations of the parties herein may not be assigned by a party without the prior written consent of the other party.

20. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall be deemed one and the same document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and their respective corporate seals to be affixed as of the date first above written by their respective officers hereunto duly authorized.

 ATTEST:                            UAM FUNDS, INC.
                                    UAM FUNDS TRUST

By:____________________________     By:_____________________________
Name:__________________________     Name:___________________________
Date:__________________________     Date:___________________________



ATTEST:                             ___________________[SERVICE PROVIDER]


By:____________________________     By:______________________________
Name:__________________________     Name:____________________________
Date:__________________________     Date:____________________________

                      OMNIBUS ACCOUNT SERVICES AGREEMENT


LIST OF PARTICIPATING FUNDS:
---------------------------

                      OMNIBUS ACCOUNT SERVICES AGREEMENT
                                  SCHEDULE A


Fee payable to Service Provider is based upon the average aggregate daily net asset value of shares of the Funds included in this Agreement and shall be in the following amount: $__________.

                                      -12-